UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2012

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900, McLean, VA 22102

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 902-2800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On August 8, 2012, we issued a press release announcing our financial results for the quarter ended June 30, 2012. The text of the press release is included as Exhibit 99.1 to this Form 8-K and incorporated herein by reference. The information set forth in the press release is being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Non-GAAP Measures

Our press release and financial tables contained therein include the following non-GAAP financial information:

Adjusted EBITDA

Adjusted EBITDA, as defined by us, consists of net income (loss) before reorganization items, net, share-based compensation expense, depreciation and amortization, asset impairment expense, gain (loss) on sale or disposal of assets, interest expense, amortization or accretion on debt discount or premium, gain (loss) on early extinguishment or restructuring of debt, interest income and other income (expense), gain (loss) from contingent value rights valuation, foreign currency transaction gain (loss), income tax benefit (expense), income (expense) attributable to the non-controlling interest, income (loss) from discontinued operations, net of tax, and income (loss) from sale of discontinued operations, net of tax. Our definition of Adjusted EBITDA may not be similar to Adjusted EBITDA measures presented by other companies, is not a measurement under generally accepted accounting principles in the United States, and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations.

We believe Adjusted EBITDA is an important performance measurement for our investors because it gives them a metric to analyze our results exclusive of certain non-cash items and items which do not directly correlate to our business of selling and provisioning telecommunications services. We believe Adjusted EBITDA provides further insight into our current performance and period to period performance on a qualitative basis and is a measure that we use to evaluate our results and performance of our management team.

Normalized Adjusted EBITDA

Normalized Adjusted EBITDA, as defined by us, consists of the previously defined Adjusted EBITDA with an add-back for certain one-time charges related to severance and other non-recurring costs.

We believe Normalized Adjusted EBITDA is an important performance measurement for our investors because it gives them a metric to analyze our results exclusive of certain non-cash items, items which do not directly correlate to our business of selling and provisioning telecommunications services and certain non-recurring costs. We believe Normalized Adjusted EBITDA provides further insight into our current performance and period to period performance on a qualitative basis and are measures that we use to evaluate our results and performance of our management team.

Free Cash Flow

Free Cash Flow, as defined by us, consists of net cash provided by (used in) operating activities before reorganization items less net cash used in the purchase of property and equipment. Our definition of Free Cash Flow may not be similar to Free Cash Flow measures presented by other companies, is not a measurement under generally accepted accounting principles in the United States, and should be considered in addition to, but not as a substitute for, the information contained in our consolidated statements of cash flows.

We believe Free Cash Flow provides a measure of our ability, after making our capital expenditures and other investments in our infrastructure, to meet scheduled debt payments. We use Free Cash Flow to monitor the impact of our operations on our cash reserves and our ability to generate sufficient cash flow to fund our scheduled debt maturities and other financing activities, including discretionary refinancings and retirements of debt. Because Free Cash Flow represents the amount of cash generated or used in operating activities and used in the purchase of property and equipment before deductions for scheduled debt maturities and other fixed obligations (such as capital leases, vendor financing and other long-term obligations), Free Cash Flow should not be used as a measure of the amount of cash available for discretionary expenditures.

Item 9.01 Financial Statements and Exhibits

99.1	Second Quarter 2012 Earnings Press Release of Primus Telecommunications Group, Incorporated dated August 8, 2012 (furnished only)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Dated: August 8, 2012	By:	/s/ James C. Keeley
James C. Keeley
Acting Chief Financial Officer (Principal Financial and Accounting Officer)